SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 19, 2012

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 19, Corgenix Medical Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary, Corgenix, Inc. (“Corgenix Inc.”) entered into a Supply Agreement (the “Agreement”) with diaDexus, Inc., a Delaware corporation (“diaDexus”), under which Corgenix Inc. agreed to manufacture and supply to diaDexus or its designees certain diagnostic test kits, calibrators, and controls.  The Agreement is effective for a term of five years, and diaDexus may, at its option, terminate the Agreement at any time upon 30 days’ written notice to Corgenix Inc.  The Agreement was entered into on July 1, 2011 and was not considered material to the Company at that time; however, after a test period and verification of the Company as a qualified vendor, it recently became material to the Company and will be filed with the Company’s next periodic report.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein, and the full text of the Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2012. The Company may submit a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that the Company be permitted to redact certain portions of the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

99.1	Press Release, dated June 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 19, 2012